                                                                   Exhibit 10.43

                                 LEASE AGREEMENT


         By and between Leon Barker and Phillip Barker DBA L.B.'s of Virginia and Reynolds Young and Old Dominion Enterprises, Inc. DBA Dominion Saddlery.

         To lease store building at 484 Maury River Rod, Lexington, Virginia 24450, being the center section of the L.B.'s of Virginia building.

         This lease will be for a period of one year with four two-year options.

         This space to be approximately 3130 hundred square foot, more or less, of heated floor space.

         Dominion Saddlery to pay all utilities and provide all maintenance of leased area including any and all repairs to lighting, heat and air unit, floors and walls, cleaning of area and front of the store.

         Dominion Saddlery to furnish own Fire and Public Liability Insurance.

         Dominion Saddlery to operate business with business hours at their discretion.

         Dominion Saddlery to be responsible for any and all damages done by employees or customers.

         Any defacing of building, walls, floors, or signs shall be repaired by Dominion Saddlery.

         Dominion Saddlery to furnish all signs at their expense. The lighted sign at the road will be allowed approximately twenty-five square feet. On the front of the building, half the size of total allowed by county.

         The power is on a separate meter base and the gas is on separate bottles.

         Dominion Saddlery to have use of the bathrooms during our normal business hours of Monday-Saturday 9:00am-6:00pm.

         The lease payment shall be in the amount of the following:

         - The 1st year @ $6.00 per square foot in the amount of $1,565.00 for the lease, $100.00 for insurance, and $200.00 for maintenance to be in the total amount of $1,865.00.

         - The 2nd and 3rd year @ $6.50 per square foot in the amount of $1,695.42 for the lease, $125.00 for insurance, and $225.00 for maintenance to be in the total amount of $2,045.42.

         - The 4th and 5th year @ $7.00 per square foot in the amount of $1,825.83 for the lease, $150.00 for insurance, and $250.00 for maintenance to be in the total amount of $2,225.83.

         - The 6th & 7th and 8th & 9th years shall be increased by 3%.

         This agreement shall be entered into on the 1st day of November 2000.


   /s/ Leon Barker                          /s/ Reynolds Young
 -----------------------------            -----------------------------------
Leon Barker, Co-Owner                     Reynolds Young
L.B.'s of Virginia                        Dominion Saddlery


  /s/ Phillip Barker
------------------------------
Phillip Barker, Co-Owner
L.B.'s of Virginia


Notary Public:                            Notary Public:
              -------------------------                 ---------------------

                                                                   EXHIBIT 10.43

                                   AMENDMENT 1

                                       TO

                    LB's OF VIRGINIA BUILDING LEASE AGREEMENT

1. NAMES

This amendment to lease is made by LEON BARKER, doing business as LB's of Virginia (Landlord), and DOVER SADDLERY RETAIL, INC., a Massachusetts corporation with a principal place of business located at PO Box 1100, 525 Great Road, Littleton, Massachusetts 01460 (Tenant).

2. TERMS AMENDED

The LB's of Virginia Building Lease Agreement dated November 1, 2000, covering the premises at 484 Maury River Road, Lexington, Virginia is assumed by Dover Saddlery Retail, Inc. and amended as follows: The lease is amended to add a provision for an additional payment to cover a portion of the landlord's taxes associated with the property. In addition to the payments outlined in the lease, Dover Saddlery shall pay the landlord an additional sum of Two Hundred and Twenty dollars ($220) per month for the remaining months of the current lease year and per month for each subsequent year of the lease. This payment shall be increased by 5% on the anniversary of each subsequent year for the life of the lease.

3. EFFECTIVE DATE

This amendment will take effect on June 15, 2006.

                              AMENDMENT 1 - PAGE 1

4. OTHER TERMS OF LEASE

In all other respects, the terms of the original lease and any earlier amendments remain in effect. If there is a conflict between this amendment and the original lease or any earlier amendment, the terms of this amendment will prevail.

LANDLORD

Dated: 6-2-06

By:    /s/ Leon Barker
       ----------------------------------------------------
       Leon Barker, doing business as LB's of Virginia

TENANT

Dover Saddlery Retail, Inc.

Dated: ____________________________________________________

By:    /s/ Stephen L. Day
       ----------------------------------------------------
       Its President, duly authorized

                              AMENDMENT 1 - PAGE 2